Exhibit 10.5

FOURTH AMENDMENT

THIS FOURTH AMENDMENT (this “Amendment”), dated as of March 1, 2012, to the Credit Agreement referenced below is by and among Acadia Healthcare Company, Inc. (f/k/a Acadia Healthcare Company, LLC), a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and Bank of America, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, revolving credit and term loan facilities have been extended to the Borrower pursuant to the Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of April 1, 2011, by and among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent;

WHEREAS, the Borrower has requested an increase in the Aggregate Revolving Commitments by $45 million, an increase in the Term Loan Commitments by $25 million and certain other modifications to the Credit Agreement; and

WHEREAS, each Lender (including each New Lender (defined below) that has agreed to provide a new Revolving Commitment or a new Term Loan Commitment) has agreed to such requested increases and modifications to the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2. Increase in the Aggregate Revolving Commitments.

(a) The Aggregate Revolving Commitments are increased by $45 million to $75 million.

(b) The Revolving Commitment of (i) each Lender providing a portion of the increase in the Aggregate Revolving Commitments is amended to equal the amount set forth opposite such Lender’s name on the amended Schedule 2.01 of the Credit Agreement attached hereto as Exhibit A (the “Amended Schedule 2.01”) and (ii) each other Lender is set forth on the Amended Schedule 2.01.

(c) Immediately after giving effect to the increase of the Aggregate Revolving Commitments and the amendment of the amount of each applicable Lender’s Revolving Commitment as set forth on the Amended Schedule 2.01, (i) each New Lender with a Revolving Commitment shall be deemed to have purchased from (A) the L/C Issuer a risk participation in each outstanding Letter of Credit issued by the L/C Issuer in an amount equal to the product of such New Lender’s Applicable Percentage times the amount of such Letter of Credit and (B) the Swing Line Lender a risk participation in each outstanding Swing Line Loan made by such Swing Line Lender in an amount equal to the product of such New Lender’s Applicable Percentage times the amount of such Swing Line Loan and (ii) the Administrative Agent shall reallocate the risk participation of each other Lender with a Revolving Commitment in each outstanding Letter of Credit and outstanding Swing Line Loan so that (A) the risk participation of such Lender in each outstanding Letter of Credit issued by the L/C Issuer equals the product of such Lender’s Applicable Percentage (after giving to such increase of the Aggregate Revolving Commitments) times the amount of such Letter of Credit and (B) the risk participation of such Lender in each outstanding Swing Line Loan made by such Swing Line Lender equals the product of such Lender’s Applicable Percentage (after giving to such increase of the Aggregate Revolving Commitments) times the amount of such Swing Line Loan.

(d) In accordance with Section 2.13 of the Credit Agreement, if any Revolving Loans are then outstanding, each Lender which has increased its Revolving Commitment pursuant to this Amendment (including each New Lender with a Revolving Commitment) shall make Revolving Loans the proceeds of which shall be applied by the Administrative Agent to prepay Revolving Loans of the existing Lenders (such prepayment to be subject to Section 3.05 of the Credit Agreement) in an amount necessary such that after giving effect to such prepayment each Lender with a Revolving Commitment will hold its Applicable Percentage of the Outstanding Amount of all Revolving Loans.

3. Increase in the Term Loan Commitments.

(a) The Term Loan Commitments are increased by $25 million.

(b) The Term Loan Commitment of each Lender providing a portion of the increase of the Term Loan Commitments is amended to equal the amount set forth opposite such Lender’s name on the Amended Schedule 2.01.

(c) Each Lender which has increased its Term Loan Commitment pursuant to this Amendment (including each New Lender with a Term Loan Commitment) agrees to make a term loan to the Borrower in Dollars on the date hereof in the amount of the increase in such Lender’s Term Loan Commitment. Each term loan made by a Lender pursuant to this clause (c) shall be a part of the Term Loan, deemed to be incurred under Section 2.01(b) of the Credit Agreement, shall increase the Outstanding Amount of the Term Loan and shall be subject to all of the terms and conditions applicable to the Term Loan.

4. Amendments. The Credit Agreement is amended as follows:

4.1	The definition of “Aggregate Revolving Commitments” in Section 1.01 is amended to read as follows:

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect on the effective date of the Fourth Amendment to this Agreement is SEVENTY FIVE MILLION DOLLARS ($75,000,000).

4.2	In the definition of “Applicable Rate” the second to last sentence is amended to read as follows:

The Applicable Rate in effect from the effective date of the Fourth Amendment to this Agreement through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b) for the fiscal quarter ending March 31, 2012 shall be determined based on the Consolidated Leverage Ratio set forth in the Pro Forma Compliance Certificate delivered pursuant to Section 6.(h) of the Fourth Amendment to this Agreement.

4.3	In the definition of “Consolidated EBITDA” in Section 1.01, the “and” after clause (b)(xxiv) is deleted and the following is added immediately following clause (b)(xxv):

and (xxvi) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees, management fees, transaction fees and out-of-pocket expenses incurred as a result of the Acquisition of certain assets from Haven Behavioral Healthcare, Inc. and its Subsidiaries and the Fourth Amendment to this Agreement in an aggregate amount not to exceed $700,000 provided that such fees and expenses are incurred within 120 days after the effective date of the Fourth Amendment to this Agreement;

4.4	In the definition of “Permitted Acquisition” in Section 1.01, the comma after clause (f) is deleted, an “and” is inserted between clauses (f) and (g), a period is inserted after clause (g) and clause (h) (including the proviso) is deleted in its entirety.

4.5	The definition of “Term Loan Commitment” in Section 1.01 is amended to read as follows:

“Term Loan Commitment” means, as to each Lender, its obligation to make its portion of the Term Loan to the Borrower pursuant to Section 2.01(b) or Section 3 of the Fourth Amendment to this Agreement, in the principal amount set forth opposite such Lender’s name on Schedule 2.01 or Exhibit A to the Fourth Amendment to this Agreement.

4.6	The table in Section 2.07(c) is amended to read as follows:

Payment Dates	Principal Amortization Payment
June 30, 2011	$1,687,500
September 30, 2011	$1,687,500
December 31, 2011	$1,687,500
March 31, 2012	$2,000,000
June 30, 2012	$2,000,000
September 30, 2012	$2,000,000
December 31, 2012	$2,000,000
March 31, 2013	$2,000,000
June 30, 2013	$4,000,000
September 30, 2013	$4,000,000
December 31, 2013	$4,000,000
March 31, 2014	$4,000,000
June 30, 2014	$5,000,000
September 30, 2014	$5,000,000
December 31, 2014	$5,000,000
March 31, 2015	$5,000,000
June 30, 2015	$6,000,000
September 30, 2015	$6,000,000
December 31, 2015	$6,000,000
Maturity Date	Outstanding Principal Balance of the Term Loan

4.7	Schedule 2.01 is amended to read as set forth on Exhibit A hereto.

5. New Lender. From and after the date hereof, each Person identified on the signature pages hereto as a Lender that is not a party to the Credit Agreement immediately prior to giving effect to this Amendment (each, a “New Lender”) shall be deemed to be a party to the Credit Agreement and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents as if such Person had executed the Credit Agreement.

6. Post-Closing. The Administrative Agent shall have received (i) an amendment to each Mortgage and (ii) endorsements to each title insurance policy related to such Mortgage, each in form and substance reasonably satisfactory to the Administrative Agent, within thirty (30) days of the Effective Date (or such long time as the Administrative Agent may agree in its sole discretion).

7. Conditions Precedent. This Amendment shall become effective as of the date hereof after each of the following conditions is satisfied (such date the “Effective Date”):

(a) Amendment. Receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower, the Guarantors, each Lender (including each New Lender (defined below) that has agreed to provide a new Revolving Commitment or a new Term Loan Commitment), the L/C Issuer, the Swingline Lender and the Administrative Agent.

(b) Resolutions. Receipt by the Administrative Agent of resolutions adopted by the board of directors (or equivalent governing body) of each Loan Party approving this Amendment and the transactions contemplated hereby, in each case certified by a secretary or assistant secretary of such Loan Party, as applicable, to be true and correct as of the Effective Date and in each case in form and substance reasonably satisfactory to the Administrative Agent.

(c) Opinions of Counsel. Receipt by the Administrative Agent of opinions of legal counsel to the Loan Parties and any other local real estate counsel reasonably required by the Administrative Agent, in each case, addressed to the Administrative Agent and each Lender, dated as of the Effective Date, and in each case in form and substance reasonably satisfactory to the Administrative Agent.

(d) Haven Acquisition.

(i) The Administrative Agent shall have received copies of the Membership Interest Purchase Agreement (including the disclosure schedules thereto) dated December 30, 2011 between Hermitage Behavioral, LLC and Haven Behavioral Healthcare Holdings, LLC (“Haven Holdings”) and Haven Behavioral Healthcare, Inc. (together with Haven Holdings, “Haven”) and all other documents, agreements and instruments entered into in connection therewith (the “Haven Acquisition Documents”) certified by a Responsible Officer of the Borrower as true and complete and in full force and effect as of the date hereof, each in form and substance reasonably satisfactory to the

Administrative Agent. The Board of Directors of Haven shall have approved the acquisition by the Borrower of certain assets of Haven (the “Haven Acquisition”) as set forth in the Haven Acquisition Documents (and such approval shall continue until the consummation of the Haven Acquisition).

(ii) Substantially contemporaneous with the occurrence of the Effective Date the Have Acquisition shall have been consummated substantially in accordance with the Haven Acquisition Documents and in compliance in all material respects with applicable Law.

(e) Consents. The Borrower shall have received all necessary governmental, shareholder and third party consents necessary in connection with the Haven Acquisition, the transactions contemplated by this Amendment and the use of proceeds of any Credit Extensions made on the Effective Date (the “Haven Transaction”); and all applicable waiting periods shall have expired without any action being taken by any authority that could reasonably be expected to restrain, prevent or impose any material and adverse conditions on the Haven Transaction.

(f) Pro Forma Financial Statements; Forecasts. At least three (3) Business Days prior to the Effective Date the Administrative Agent shall have received the following, each in form and detail consistent with pro forma consolidated financial statements and consolidated forecasts delivered to the Administrative Agent on or prior to the Closing Date or otherwise in form and detail reasonably satisfactory to the Administrative Agent: (i) pro forma consolidated financial statements as to the Borrower and its Subsidiaries giving effect to all elements of the Haven Transaction to be effected on or before the Effective Date and (ii) consolidated forecasts prepared by management of the Borrower of balance sheets, income statements and cash flow statements as to the Borrower and its Subsidiaries on a quarterly basis for the first year following the Effective Date and on an annual basis for each year thereafter during the term of the Credit Agreement.

(g) Representations and Warranties; No Default; Closing Certificate.

(i) The representations and warranties of each Loan Party contained in Article VI of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection with the Credit Agreement or such other Loan Document shall be true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(ii) No Default shall exist on the Effective Date or would exist after giving effect to this Amendment or the use of proceeds of any Credit Extension to be made on the Effective Date.

(iii) Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower as of the Effective Date certifying that each of the conditions specified in Sections 5(d), (5)(e), (5)(g)(i) and (5)(g)(ii) have been satisfied on and as of the Effective Date.

(h) Pro Forma Compliance Certificate. At least three (3) Business Days prior to the Effective Date the Borrower shall have delivered a Pro Forma Compliance Certificate to the

Administrative Agent demonstrating that after giving effect the Haven Transaction on a Pro Forma Basis (A) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 of the Credit Agreement recomputed as of the end of the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) of the Credit Agreement (the “Applicable Period”), (ii) the Consolidated Leverage Ratio recomputed as of the end of the Applicable Period would be 0.25 less than the maximum Consolidated Leverage Ratio permitted under Section 8.11(a) of the Credit Agreement as of the end of the Applicable Period and (iii) the Consolidated Senior Secured Leverage Ratio recomputed as of the end of the Applicable Period would be 0.25 less than the maximum Consolidated Senior Secured Leverage Ratio permitted under Section 8.11(b) as of the end of the Applicable Period.

(i) Availability. After giving effect to the Haven Transaction there shall be an aggregate of at least $5 million consisting of any combination of availability existing under the Aggregate Revolving Commitments and Qualified Cash.

(j) Payment of Fees. The Borrower shall have paid to the Administrative Agent and each Lender all fees required to be paid on or prior to the Effective Date.

(k) Payment of Expenses. The Borrower shall have paid all other accrued reasonable and documented out-of-pocket expenses of the Lead Arranger and the Administrative Agent (including the fees and expenses of (i) one primary outside counsel to the Administrative Agent and (ii) if this Amendment requires an amendment to any Mortgage, local real estate counsel for the Administrative Agent located in the state where the real property subject to such Mortgage is located) in connection with this Amendment, in each case to the extent required by Section 11.04 of the Credit Agreement.

8. Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

9. Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment does not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

10. Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment does not in any manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents.

11. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

12. Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

13. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first above written.

BORROWER:	ACADIA HEALTHCARE COMPANY, INC.,
a Delaware corporation

	By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Executive Vice President, General Counsel and Secretary

GUARANTORS:	ACADIA MANAGEMENT COMPANY, INC., a Delaware corporation
ACADIA-YFCS HOLDINGS, INC., a Delaware corporation
YOUTH & FAMILY CENTERED SERVICES, INC., a Georgia corporation
ACADIA HOSPITAL OF LONGVIEW, LLC, a Delaware limited liability company
KIDS BEHAVIORAL HEALTH OF MONTANA, INC., a Montana corporation
ACADIA VILLAGE, LLC, a Delaware limited liability company
LAKEVIEW BEHAVIORAL HEALTH SYSTEM LLC, a Delaware limited liability company
ACADIA RIVERWOODS, LLC, a Delaware limited liability company
ACADIA LOUISIANA, LLC, a Delaware limited liability company
ACADIA ABILENE, LLC, a Delaware limited liability company
ACADIA HOSPITAL OF LAFAYETTE, LLC, a Delaware limited liability company
YFCS MANAGEMENT, INC., a Georgia corporation
YFCS HOLDINGS-GEORGIA, INC., a Georgia corporation
OPTIONS COMMUNITY BASED SERVICES, INC., an Indiana corporation
OPTIONS TREATMENT CENTER ACQUISITION CORPORATION, an Indiana corporation
RESOLUTE ACQUISITION CORPORATION, an Indiana corporation
RESOURCE COMMUNITY BASED SERVICES, INC., an Indiana corporation
RTC RESOURCE ACQUISITION CORPORATION, an Indiana corporation
SUCCESS ACQUISITION CORPORATION, an Indiana corporation
ASCENT ACQUISITION CORPORATION, an Arkansas corporation
SOUTHWOOD PSYCHIATRIC HOSPITAL, INC., a Pennsylvania corporation
MEMORIAL HOSPITAL ACQUISITION CORPORATION, a New Mexico corporation
MILLCREEK MANAGEMENT CORPORATION, a Georgia corporation
REHABILITATION CENTERS, INC., a Mississippi corporation
LAKELAND HOSPITAL ACQUISITION CORPORATION, a Georgia corporation
PSYCHSOLUTIONS ACQUISITION CORPORATION, a Florida corporation

	By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Vice President and Secretary

[SIGNATURE PAGES CONTINUE]

YOUTH AND FAMILY CENTERED SERVICES OF NEW MEXICO, INC., a New Mexico corporation
SOUTHWESTERN CHILDREN’S HEALTH SERVICES, INC., an Arizona corporation
YOUTH AND FAMILY CENTERED SERVICES OF FLORIDA, INC., a Florida corporation
PEDIATRIC SPECIALTY CARE, INC., an Arkansas corporation
CHILD & YOUTH PEDIATRIC DAY CLINICS, INC, an Arkansas corporation
MED PROPERTIES, INC., an Arkansas corporation
ASCENT ACQUISITION CORPORATION-CYPDC, an Arkansas corporation
ASCENT ACQUISITION CORPORATION-PSC, an Arkansas corporation
MEDUCARE TRANSPORT, L.L.C., an Arkansas limited liability company
PEDIATRIC SPECIALTY CARE PROPERTIES, LLC, an Arkansas limited liability company
CHILDRENS MEDICAL TRANSPORTATION SERVICES, LLC, an Arkansas limited liability company
MILLCREEK SCHOOLS INC., a Mississippi corporation
HABILITATION CENTER, INC., an Arkansas corporation
MILLCREEK SCHOOL OF ARKANSAS, INC., an Arkansas corporation
PSYCHSOLUTIONS, INC., a Florida corporation
WELLPLACE, INC., a Massachusetts corporation
DETROIT BEHAVIORAL INSTITUTE, INC., a Massachusetts corporation
RENAISSANCE RECOVERY, INC., a Massachusetts corporation
PHC OF MICHIGAN, INC., a Massachusetts corporation
PHC MEADOWWOOD, INC., a Delaware corporation
PHC OF UTAH, INC., a Massachusetts corporation
PHC OF VIRGINIA, INC., a Massachusetts corporation
PHC OF NEVADA, INC., a Massachusetts corporation
SEVEN HILLS HOSPITAL, INC., a Delaware corporation
BEHAVIORAL HEALTH ONLINE, INC., a Massachusetts corporation
REBOUND BEHAVIORAL HEALTH, LLC, a South Carolina limited liability company
PSYCHIATRIC RESOURCE PARTNERS, INC., a Delaware limited liability company
SUNCOAST BEHAVIORAL, LLC, a Delaware limited liability company
ACADIA MERGER SUB, LLC, a Delaware limited liability company

By:	/s/ Christopher L. Howard
Name:	Christopher L. Howard
Title:	Vice President and Secretary

[SIGNATURE PAGES FOLLOW]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Roberto Salazar
	Name:	Roberto Salazar
	Title:	Vice President

[SIGNATURE PAGES FOLLOW]

NEW LENDERS:	JEFFERIES FINANCE LLC

	By:	/s/ E. Joseph Hess
	Name:	E. Joseph Hess
	Title:	Managing Director

[SIGNATURE PAGES FOLLOW]

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ Suzanne B. Smith
	Name:	Suzanne B. Smith
	Title:	Senior Vice President

FIFTH THIRD BANK

	By:	/s/ William D. Priester
	Name:	William D. Priester
	Title:	Vice President

CITIBANK, N.A.

	By:	/s/ Dina Garthwaite
	Name:	Dina Garthwaite
	Title:	Vice President

REGIONS BANK

	By:	/s/ Helen C. Hartz
	Name:	Helen C. Hartz
	Title:	Vice President

RAYMOND JAMES BANK, FSB

	By:	/s/ Alexander L. Rody
	Name:	Alexander L. Rody
	Title:	Senior Vice President

ROYAL BANK OF CANADA

	By:	/s/ Sharon M. Liss
	Name:	Sharon M. Liss
	Title:	Authorized Signatory

FIRST TENNESSEE BANK

	By:	/s/ Cathy Wind
	Name:	Cathy Wind
	Title:	Senior Vice President

CAPSTAR BANK

	By:	/s/ Timothy B. Fouts
	Name:	Timothy B. Fouts
	Title:	Senior Vice President

[SIGNATURE PAGES FOLLOW]

GE CAPITAL FINANCIAL INC.

By:	/s/ Heather-Leigh Glade
Name:	Heather-Leigh Glade
Title:	Duly Authorized Signatory

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ John Dale
Name:	John Dale
Title:	Duly Authorized Signatory

EXHIBIT A

SCHEDULE 2.01

Commitments and Applicable Percentages

Revolving Commitments as of the effective date of the Fourth Amendment to this Agreement

Revolving Commit Lender	Revolving Commitment	Applicable Percentage

Bank of America, N.A.	$7,034,983.73	9.379978307%
Fifth Third Bank	$7,531,250.00	10.041666667%
Regions Bank	$8,732,386.37	11.643181827%
GE Capital Financial Inc.	$4,914,204.55	6.552272733%
General Electric Capital Corporation	$3,818,181.82	5.090909093%
Citibank, N.A.	$13,610,064.94	18.146753253%
Raymond James Bank	$2,454,545.45	3.272727267%
Royal Bank of Canada	$8,829,707.80	11.772943733%
Jefferies	$13,242,857.14	17.657142853%
First Tennessee Bank	$2,658,279.23	3.544372307%
CapStar Bank	$2,173,538.97	2.898051960%

Total:	$75,000,000.00	100.000000000%

Term Loan Commitments advanced on the effective date of the Fourth Amendment

Lender	Term Loan Commitment	Applicable Percentage

Bank of America, N.A.	$372,970.76	1.491883040%
Fifth Third Bank	$1,406,250.00	5.625000000%
Regions Bank	$2,730,113.64	10.920454560%
GE Capital Financial Inc.	$2,730,113.64	10.920454560%
General Electric Capital Corporation	$0.00	0.00000000%
Citibank, N.A.	$5,439,935.07	21.759740280%
Raymond James Bank	$0.00	0.00000000%
Royal Bank of Canada	$3,895,292.21	15.581168840%
Jefferies	$7,357,142.86	29.428571440%
First Tennessee Bank	$466,720.78	1.866883120%
CapStar Bank	$601,461.04	2.405844160%

Total:	$25,000,000.00	100.000000000%